Exhibit 99.1

Township | *Redwood City, CA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

FOURTH QUARTER 2023

ESSEX

PROPERTY TRUST, INC.

 FOURTH QUARTER 2023  EARNINGS RELEASE &  SUPPLEMENTAL DATA  Township | Redwood City, CA

Fourth Quarter 2023
Earnings Release and Supplemental Data

Table of Contents

Earnings Press Release	Pages 1 - 10

Consolidated Operating Results	S-1 & S-2

Consolidated Funds from Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios	S-6

Portfolio Summary by County	S-7

Operating Income by Quarter	S-8

Same-Property Revenue Results by County, Quarter-to-Date	S-9

Same-Property Revenue Results by County, Year-to-Date	S-9.1

Same-Property Operating Expenses, Quarter and Year-to-Date	S-10

Development Pipeline	S-11

Capital Expenditures	S-12

Co-Investments and Preferred Equity Investments	S-13

Assumptions for 2024 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Same-Property Delinquencies, Operating Statistics, and Revenue Growth on a GAAP basis	S-16

2024E Economic and Supply Forecast	S-17

Components to 2024E Same-Property Revenue Growth	S-17.1

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Fourth Quarter and Full-Year 2023
Results and 2024 Guidance

San Mateo, California—February 6, 2024—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its fourth quarter and full-year 2023 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and twelve months ended December 31, 2023 are detailed below.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2023	2022	Change	2023	2022	Change
Per Diluted Share
Net Income	$1.02	$2.86	-64.3%	$6.32	$6.27	0.8%
Total FFO	$3.87	$3.77	2.7%	$15.24	$13.70	11.2%
Core FFO	$3.83	$3.77	1.6%	$15.03	$14.51	3.6%

Fourth Quarter and Full-Year 2023 Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2023 of $1.02, compared to $2.86 in the fourth quarter of 2022. For the full-year 2023, the Company reported Net Income per diluted share of $6.32 compared to $6.27 in 2022.

•	Grew Core FFO per diluted share by 1.6% compared to the fourth quarter of 2022 and 3.6% compared to the full-year 2022, exceeding the high-end of the Company’s original guidance range.

•
Achieved same-property revenues and net operating income (“NOI”) growth of 2.9% and 2.3%, respectively, compared to the fourth quarter of 2022. For the full-year 2023, same-property revenues and NOI grew 4.4% and 4.3%, respectively, both exceeding the midpoint of the Company’s original guidance range.

•	For the full-year 2023, the Company disposed of one apartment community in a non-core market for a total contract price of $91.7 million.

•
For the full-year 2023, the Company committed $18.8 million to two preferred equity investments at a weighted average return rate of 12.6%. The Company received $72.3 million in redemption proceeds from four preferred equity investments at a weighted average return rate of 9.1%.

•	For the full-year 2023, the Company repurchased 437,026 shares of its common stock, totaling $95.7 million at an average price per share of $218.88.

•	As of February 2, 2024, the Company’s immediately available liquidity was approximately $1.6 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2023 compared to the quarter ended December 31, 2022, and the sequential percentage change for the quarter ended December 31, 2023 compared to the quarter ended September 30, 2023, by submarket for the Company:

	Q4 2023 vs. Q4 2022	Q4 2023 vs. Q3 2023	% of Total
	Revenue Change	Revenue Change	Q4 2023 Revenues
Southern California
Los Angeles County	-0.4%	-0.6%	18.4%
Orange County	4.0%	1.8%	10.7%
San Diego County	8.2%	1.3%	9.1%
Ventura County	7.2%	1.5%	4.1%
Total Southern California	3.2%	0.6%	42.3%
Northern California
Santa Clara County	3.7%	-0.7%	19.6%
Alameda County	1.6%	-0.5%	7.7%
San Mateo County	6.1%	1.7%	4.7%
Contra Costa County	3.4%	1.6%	5.4%
San Francisco	0.0%	2.3%	2.5%
Total Northern California	3.3%	0.1%	39.9%
Seattle Metro	1.3%	0.8%	17.8%
Same-Property Portfolio	2.9%	0.5%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year basis for the three and twelve-month periods ended December 31, 2023 and on a sequential basis for the three months ended December 31, 2023.

Same-Property Revenue Components	Q4 2023 vs. Q4 2022	YTD 2023 vs. YTD 2022	Q4 2023 vs. Q3 2023
Scheduled Rents	2.4%	4.4%	0.1%
Delinquencies (1)	-0.4%	-0.7%	0.5%
Cash Concessions	0.7%	0.1%	0.0%
Vacancy	0.0%	0.2%	-0.3%
Other Income	0.2%	0.4%	0.2%
2023 Same-Property Revenue Growth	2.9%	4.4%	0.5%

(1)
The year-over-year negative impact from delinquencies is largely due to lower net delinquency in the prior period, which benefitted from Emergency Rental Assistance payments of $2.6 million and $34.5 million in the fourth quarter and full-year 2022, respectively. This compares to Emergency Rental Assistance payments of $0.5 million and $2.6 million in the fourth quarter and full-year 2023, respectively. For additional details, please see page S-16 of the accompanying supplemental financial information.

	Year-Over-Year Change			Year-Over-Year Change
	Q4 2023 compared to Q4 2022			YTD 2023 compared to YTD 2022
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	3.2%	6.1%	2.1%	4.9%	6.3%	4.3%
Northern California	3.3%	5.5%	2.4%	4.0%	4.1%	4.0%
Seattle Metro	1.3%	-1.6%	2.5%	4.0%	1.4%	5.1%
Same-Property Portfolio	2.9%	4.5%	2.3%	4.4%	4.5%	4.3%

	Sequential Change
	Q4 2023 compared to Q3 2023
	Revenues	Operating Expenses	NOI
Southern California	0.6%	-1.4%	1.5%
Northern California	0.1%	-0.1%	0.3%
Seattle Metro	0.8%	-5.5%	3.5%
Same-Property Portfolio	0.5%	-1.6%	1.3%

	Financial Occupancies
	Quarter Ended
	12/31/2023	9/30/2023	12/31/2022
Southern California	95.9%	96.3%	96.4%
Northern California	96.2%	96.5%	95.8%
Seattle Metro	96.5%	96.3%	95.8%
Same-Property Portfolio	96.1%	96.4%	96.0%

Investment Activity

Other Investments

In December 2023, the Company received cash proceeds of $40.5 million from the full redemption of one preferred equity investment yielding a 9.0% rate of return.

Liquidity and Balance Sheet

Common Stock

In the fourth quarter of 2023, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan. For the full-year 2023, the Company repurchased 437,026 shares of its common stock totaling $95.7 million, including commissions, at an average price per share of $218.88. As of February 2, 2024, the Company had $302.7 million of purchase authority remaining under its stock repurchase plan.

Balance Sheet

In the fourth quarter of 2023, the Company recognized a $33.7 million impairment on one preferred equity investment located in Oakland, CA. The impairment does not impact Total or Core FFO. The Company stopped accruing income on the investment in the fourth quarter of 2022 and therefore did not recognize income from this investment in 2023. The investment is not currently in default.

As of February 2, 2024, the Company had approximately $1.6 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

2024 Full-Year Guidance and Key Assumptions

Per Diluted Share	Range	Midpoint
Net Income	$5.05 - $5.59	$5.32
Total FFO	$14.46 - $15.00	$14.73
Core FFO	$14.76 - $15.30	$15.03
Q1 2024 Core FFO	$3.68 - $3.80	$3.74

U.S. Economic Assumptions
GDP Growth	1.30%
Job Growth	1.20%

ESS Markets Economic Assumptions
Job Growth	1.30%
Market Rent Growth	1.25%

Estimated Same-Property Portfolio Growth Based on 50,884 Apartment Homes	Range	Midpoint Cash-Basis	Midpoint GAAP-Basis
Revenues	0.70% to 2.70%	1.70%	1.80%
Operating Expenses	3.50% to 5.00%	4.25%	4.25%
Net Operating Income	-1.10% to 2.30%	0.60%	0.70%

Key Assumptions

•	Acquisition and disposition activities will be influenced by market conditions and cost of capital, consistent with the Company’s historical practice of creating NAV and FFO per share.
•	Structured finance redemptions are expected to be $50 - $150 million. The proceeds will be prioritized to fund future acquisitions, subject to market conditions.
•	The Company has minimal development funding needs and does not currently plan to start any new developments in 2024.
•	Revenue generating capital expenditures are expected to be approximately $50 million at the Company’s pro rata share.

2024 Core FFO Per Diluted Share Guidance Midpoint versus Full-Year 2023

The table below provides a summary of changes between the Company’s 2023 Core FFO per diluted share and its 2024 Core FFO per diluted share guidance midpoint.

2024 Core FFO Per Diluted Share Guidance Midpoint versus 2023	Midpoint
2023 Core FFO Per Diluted Share	$15.03
NOI from Consolidated Communities	0.14
Consolidated Net Interest Expense	0.04
Interest and Other Income	0.02
FFO from Co-Investments, including preferred equity	(0.16)
G&A and Other	(0.04)
2024 Core FFO Per Diluted Share Guidance Midpoint	$15.03

For additional details regarding the Company’s 2024 FFO guidance range, please see page S-14 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, February 7, 2024 at 11:00 a.m. PT (2:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2023 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13743418. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 252 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and twelve months ended December 31, 2023 and 2022 (in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
Funds from Operations attributable to common stockholders and unitholders	2023	2022	2023	2022
Net income available to common stockholders	$65,391	$185,165	$405,825	$408,315
Adjustments:
Depreciation and amortization	138,016	135,758	548,438	539,319
Gains not included in FFO	-	(94,416)	(59,238)	(111,839)
Casualty loss	-	-	433	-
Impairment loss from unconsolidated co-investments	33,700	2,105	33,700	2,105
Depreciation and amortization from unconsolidated co-investments	18,259	18,053	71,745	72,585
Noncontrolling interest related to Operating Partnership units	2,302	6,497	14,284	14,297
Depreciation attributable to third party ownership and other	(379)	(357)	(1,474)	(1,421)
Funds from Operations attributable to common stockholders and unitholders	$257,289	$252,805	$1,013,713	$923,361
FFO per share – diluted	$3.87	$3.77	$15.24	$13.70
Expensed acquisition and investment related costs	$220	$1,884	$595	$2,132
Tax (benefit) expense on unconsolidated co-investments (1)	(540)	(2,373)	697	(10,236)
Realized and unrealized (gains) losses on marketable securities, net	(5,712)	(5,579)	(10,006)	45,547
Provision for credit losses	19	(317)	70	(381)
Equity (income) loss from non-core co-investments (2)	(263)	6,928	(1,685)	38,045
Loss on early retirement of debt, net	-	-	-	2
Loss on early retirement of debt from unconsolidated co-investment	-	-	-	988
Co-investment promote income	-	-	-	(17,076)
Income from early redemption of preferred equity investments and notes receivable	-	(811)	(285)	(1,669)
General and administrative and other, net	4,059	209	6,629	2,536
Insurance reimbursements, legal settlements, and other, net	(739)	(315)	(9,821)	(5,392)
Core Funds from Operations attributable to common stockholders and unitholders	$254,333	$252,431	$999,907	$977,857
Core FFO per share – diluted	$3.83	$3.77	$15.03	$14.51
Weighted average number of shares outstanding diluted (3)	66,447,394	67,003,718	66,514,456	67,374,526

(1)	Represents tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company's share of co-investment income or loss from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Earnings from operations	$130,341	$228,143	$584,342	$595,229
Adjustments:
Corporate-level property management expenses	11,485	10,172	45,872	40,704
Depreciation and amortization	138,016	135,758	548,438	539,319
Management and other fees from affiliates	(2,803)	(2,826)	(11,131)	(11,139)
General and administrative	19,739	16,036	63,474	56,577
Expensed acquisition and investment related costs	220	1,884	595	2,132
Casualty loss	-	-	433	-
Gain on sale of real estate and land	-	(94,416)	(59,238)	(94,416)
NOI	296,998	294,751	1,172,785	1,128,406
Less: Non-same property NOI	(13,261)	(17,303)	(54,179)	(56,058)
Same-Property NOI	$283,737	$277,448	$1,118,606	$1,072,348

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued evolution of the work-from-home trend, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the Company’s first quarter and full-year 2024 guidance (including net income, Total FFO and Core FFO and related assumptions, including with respect to

GDP growth, job growth and market rent growth), 2024 same-property revenue, operating expenses and net operating income generally and in specific regions, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, inflation, the labor market, supply chain impacts, geopolitical tensions and regional conflicts, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: potential future outbreaks of infectious diseases or other health concerns, which could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues:
Rental and other property	$418,945	$412,357	$1,658,264	$1,595,675
Management and other fees from affiliates	2,803	2,826	11,131	11,139
	421,748	415,183	1,669,395	1,606,814

Expenses:
Property operating	121,947	117,606	485,479	467,269
Corporate-level property management expenses	11,485	10,172	45,872	40,704
Depreciation and amortization	138,016	135,758	548,438	539,319
General and administrative	19,739	16,036	63,474	56,577
Expensed acquisition and investment related costs	220	1,884	595	2,132
Casualty loss	-	-	433	-
	291,407	281,456	1,144,291	1,106,001
Gain on sale of real estate and land	-	94,416	59,238	94,416
Earnings from operations	130,341	228,143	584,342	595,229
Interest expense, net (1)	(54,495)	(51,101)	(209,757)	(196,891)
Interest and other income (loss)	17,204	12,531	46,259	(19,040)
Equity (loss) income from co-investments	(23,241)	2,274	10,561	26,030
Tax benefit (expense) on unconsolidated co-investments	540	2,373	(697)	10,236
Loss on early retirement of debt, net	-	-	-	(2)
Gain on remeasurement of co-investment	-	-	-	17,423
Net income	70,349	194,220	430,708	432,985
Net income attributable to noncontrolling interest	(4,958)	(9,055)	(24,883)	(24,670)
Net income available to common stockholders	$65,391	$185,165	$405,825	$408,315

Net income per share - basic	$1.02	$2.86	$6.32	$6.27

Shares used in income per share - basic	64,187,384	64,727,333	64,252,232	65,079,764

Net income per share - diluted	$1.02	$2.86	$6.32	$6.27

Shares used in income per share - diluted	64,188,581	64,731,222	64,253,385	65,098,186

(1)	Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Rental and other property
Rental income	$413,211	$406,698	$1,636,070	$1,573,368
Other property	5,734	5,659	22,194	22,307
Rental and other property	$418,945	$412,357	$1,658,264	$1,595,675

Property operating expenses
Real estate taxes	$47,020	$46,324	$185,807	$183,918
Administrative	12,399	11,893	49,653	45,557
Maintenance and repairs	13,909	13,803	58,538	53,816
Personnel costs	22,274	21,147	90,883	88,511
Utilities	26,345	24,439	100,598	95,467
Property operating expenses	$121,947	$117,606	$485,479	$467,269

Interest and other income (loss)
Marketable securities and other income	$10,835	$5,488	$27,416	$20,119
Realized and unrealized gains (losses) on marketable securities, net	5,712	5,579	10,006	(45,547)
Income from early redemption of notes receivable	-	811	-	811
Provision for credit losses	(19)	317	(70)	381
Insurance reimbursements, legal settlements, and other, net	676	336	8,907	5,196
Interest and other income (loss)	$17,204	$12,531	$46,259	$(19,040)

Equity income (loss) from co-investments
Equity loss from co-investments	$(2,792)	$(1,930)	$(11,907)	$(4,908)
Income from preferred equity investments	12,925	13,258	53,284	53,946
Equity income (loss) from non-core co-investments	263	(6,928)	1,685	(38,045)
Non-core (loss) gain from unconsolidated co-investments	-	(21)	-	196
Insurance reimbursements, legal settlements, and other, net	63	-	914	-
Impairment loss from unconsolidated co-investment	(33,700)	(2,105)	(33,700)	(2,105)
Loss on early retirement of debt from unconsolidated co-investments	-	-	-	(988)
Co-investment promote income	-	-	-	17,076
Income from early redemption of preferred equity investments	-	-	285	858
Equity income (loss) from co-investments	$(23,241)	$2,274	$10,561	$26,030

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,302	$6,497	$14,284	$14,297
DownREIT limited partners' distributions	2,163	2,065	8,656	8,427
Third-party ownership interest	493	493	1,943	1,946
Noncontrolling interest	$4,958	$9,055	$24,883	$24,670

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$65,391	$185,165		$405,825	$408,315
Adjustments:
Depreciation and amortization	138,016	135,758		548,438	539,319
Gains not included in FFO	-	(94,416)		(59,238)	(111,839)
Casualty loss	-	-		433	-
Impairment loss from unconsolidated co-investments	33,700	2,105		33,700	2,105
Depreciation and amortization from unconsolidated co-investments	18,259	18,053		71,745	72,585
Noncontrolling interest related to Operating Partnership units	2,302	6,497		14,284	14,297
Depreciation attributable to third party ownership and other (2)	(379)	(357)		(1,474)	(1,421)
Funds from operations attributable to common stockholders and unitholders	$257,289	$252,805		$1,013,713	$923,361
FFO per share-diluted	$3.87	$3.77	2.7%	$15.24	$13.70	11.2%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$220	$1,884		$595	$2,132
Tax (benefit) expense on unconsolidated co-investments (3)	(540)	(2,373)		697	(10,236)
Realized and unrealized (gains) losses on marketable securities, net	(5,712)	(5,579)		(10,006)	45,547
Provision for credit losses	19	(317)		70	(381)
Equity (income) loss from non-core co-investments (4)	(263)	6,928		(1,685)	38,045
Loss on early retirement of debt, net	-	-		-	2
Loss on early retirement of debt from unconsolidated co-investments	-	-		-	988
Co-investment promote income	-	-		-	(17,076)
Income from early redemption of preferred equity investments and notes receivable	-	(811)		(285)	(1,669)
General and administrative and other, net	4,059	209		6,629	2,536
Insurance reimbursements, legal settlements, and other, net	(739)	(315)		(9,821)	(5,392)
Core funds from operations attributable to common stockholders and unitholders	$254,333	$252,431		$999,907	$977,857
Core FFO per share-diluted	$3.83	$3.77	1.6%	$15.03	$14.51	3.6%

Weighted average number of shares outstanding diluted (5)	66,447,394	67,003,718		66,514,456	67,374,526

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and twelve months ended December 31, 2023 was $0.8 million and $3.3 million.

(3)	Represents tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment income or loss from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2023	December 31, 2022

Real Estate:
Land and land improvements	$3,036,912	$3,043,321
Buildings and improvements	13,098,311	12,922,906
	16,135,223	15,966,227
Less: accumulated depreciation	(5,664,931)	(5,152,133)
	10,470,292	10,814,094
Real estate under development	23,724	24,857
Co-investments	1,061,733	1,127,491
	11,555,749	11,966,442
Cash and cash equivalents, including restricted cash	400,334	42,681
Marketable securities	87,795	112,743
Notes and other receivables	174,621	103,045
Operating lease right-of-use assets	63,757	67,239
Prepaid expenses and other assets	79,171	80,755
Total assets	$12,361,427	$12,372,905

Unsecured debt, net	$5,318,531	$5,312,168
Mortgage notes payable, net	887,204	593,943
Lines of credit	-	52,073
Distributions in excess of investments in co-investments	65,488	42,532
Operating lease liabilities	65,091	68,696
Other liabilities	398,930	381,227
Total liabilities	6,735,244	6,450,639
Redeemable noncontrolling interest	32,205	27,150
Equity:
Common stock	6	6
Additional paid-in capital	6,656,720	6,750,076
Distributions in excess of accumulated earnings	(1,267,536)	(1,080,176)
Accumulated other comprehensive income, net	33,556	46,466
Total stockholders' equity	5,422,746	5,716,372
Noncontrolling interest	171,232	178,744
Total equity	5,593,978	5,895,116
Total liabilities and equity	$12,361,427	$12,372,905

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - December 31, 2023
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,050,000	3.3%	7.1	2024 (2)	$400,000	$3,109	$403,109	4.0%	6.5%
Term loan (1)	300,000	4.2%	3.8	2025	500,000	133,054	633,054	3.5%	10.1%
Unamortized discounts and debt				2026	450,000	99,405	549,405	3.5%	8.8%
issuance costs, net	(31,469)	-	-	2027 (1)	650,000	153,955	803,955	4.0%	12.9%
Total unsecured debt, net	5,318,531	3.3%	6.9	2028	450,000	68,332	518,332	2.2%	8.3%
Mortgage Notes Payable, net				2029	500,000	1,456	501,456	4.1%	8.0%
Fixed rate - secured (2)	667,061	4.3%	5.8	2030	550,000	1,592	551,592	3.1%	8.8%
Variable rate - secured (3)	222,731	4.6%	14.1	2031	600,000	1,740	601,740	2.3%	9.6%
Unamortized premiums and debt				2032	650,000	1,903	651,903	2.6%	10.5%
issuance costs, net	(2,588)	-	-	2033	-	330,126	330,126	5.0%	5.3%
Total mortgage notes payable, net	887,204	4.3%	7.9	2034	-	2,275	2,275	4.8%	0.1%
Unsecured Lines of Credit				Thereafter	600,000	92,845	692,845	3.8%	11.1%
Line of credit (4)	-	6.3%	N/A	Subtotal	5,350,000	889,792	6,239,792	3.4%	100.0%
Line of credit (5)	-	6.3%	N/A	Debt Issuance Costs	(25,344)	(3,090)	(28,434)	-	-
Total lines of credit	-	6.3%	N/A	(Discounts)/Premiums	(6,125)	502	(5,623)	-	-
Total debt, net	$6,205,735	3.4%	7.1	Total	$5,318,531	$887,204	$6,205,735	3.4%	100.0%

Capitalized interest for the three and twelve months ended December 31, 2023 was approximately $0.1 million and $0.8 million, respectively.

(1)
The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.

(2)
In July 2023, the Company closed $298.0 million in 10-year secured loans priced at a 5.08% fixed interest rate. The proceeds are intended to repay a majority of the Company's $400.0 million unsecured public bonds due in May 2024 upon maturity.

(3)	$222.7 million of variable rate debt is tax exempt to the note holders.
(4)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2027 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

(5)
This unsecured line of credit facility has a capacity of $35 million and a scheduled maturity date in July 2024. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2023
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,205,735
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,203
Limited partnership units (1)			2,259	Secured Debt to Total Assets:	5%	< 40%
Options-treasury method			6
Total shares of common stock and potentially dilutive securities			66,468	Interest Coverage:	566%	> 150%

Common stock price per share as of December 29, 2023			$247.94	Unsecured Debt Ratio (2):	289%	> 150%

Total equity capitalization			$16,480,076	Selected Credit Ratios (3)	Actual

Total market capitalization			$22,685,811	Net Indebtedness Divided by Adjusted EBITDAre,
				normalized and annualized:	5.4
Ratio of debt to total market capitalization			27.4%

Credit Ratings				Unencumbered NOI to Adjusted Total NOI:	92%
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of December 31, 2023

	Apartment Homes			Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (5)	Consolidated	Unconsolidated Co-investments (4)	Total (5)

Southern California
Los Angeles County	9,538	1,586	11,124	$2,685	$2,562	$2,674	17.0%	14.5%	16.7%
Orange County	5,189	1,149	6,338	2,743	2,461	2,714	10.8%	10.6%	10.8%
San Diego County	4,824	1,059	5,883	2,592	2,690	2,602	9.8%	9.1%	9.7%
Ventura County and Other	2,435	693	3,128	2,357	2,765	2,411	4.6%	7.7%	5.0%
Total Southern California	21,986	4,487	26,473	2,642	2,598	2,637	42.2%	41.9%	42.2%

Northern California
Santa Clara County (6)	8,749	1,774	10,523	2,983	2,931	2,978	20.0%	16.8%	19.7%
Alameda County	3,959	1,512	5,471	2,592	2,586	2,591	7.0%	14.6%	7.7%
San Mateo County	2,561	195	2,756	3,076	3,646	3,097	5.5%	2.5%	5.2%
Contra Costa County	2,619	-	2,619	2,693	-	2,693	5.3%	0.0%	4.8%
San Francisco	1,357	537	1,894	2,874	3,280	2,941	2.4%	5.5%	2.7%
Total Northern California	19,245	4,018	23,263	2,868	2,870	2,868	40.2%	39.4%	40.1%

Seattle Metro	10,341	2,184	12,525	2,166	2,083	2,158	17.6%	18.7%	17.7%

Total	51,572	10,689	62,261	$2,631	$2,595	$2,627	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended December 31, 2023, divided by the number of apartment homes as of December 31, 2023.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2023. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes one community in San Diego County consisting of 264 apartment homes that is producing partial income due to lease-up.
(4)	Co-investment amounts weighted for Company's pro rata share.
(5)	At Company's pro rata share.
(6)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q4 '23	Q3 '23	Q2 '23	Q1 '23	Q4 '22

Rental and other property revenues:
Same-property	50,064	$400,331	$398,460	$394,204	$388,895	$389,016
Acquisitions (2)	284	1,568	1,528	1,332	1,021	886
Development (3)	599	5,865	5,808	5,710	5,500	5,417
Redevelopment	179	1,536	1,564	1,595	1,537	1,418
Non-residential/other, net (4)	446	10,695	10,432	11,099	12,127	13,573
Straight-line rent concessions (5)	-	(1,050)	(1,394)	(675)	576	2,047
Total rental and other property revenues	51,572	418,945	416,398	413,265	409,656	412,357

Property operating expenses:
Same-property		116,594	118,481	113,413	114,796	111,568
Acquisitions (2)		534	549	495	430	536
Development (3)		2,394	2,434	2,375	2,316	2,360
Redevelopment		742	634	674	788	654
Non-residential/other, net (4) (6)		1,683	1,798	2,267	2,082	2,488
Total property operating expenses		121,947	123,896	119,224	120,412	117,606

Net operating income (NOI):
Same-property		283,737	279,979	280,791	274,099	277,448
Acquisitions (2)		1,034	979	837	591	350
Development (3)		3,471	3,374	3,335	3,184	3,057
Redevelopment		794	930	921	749	764
Non-residential/other, net (4)		9,012	8,634	8,832	10,045	11,085
Straight-line rent concessions (5)		(1,050)	(1,394)	(675)	576	2,047
Total NOI		$296,998	$292,502	$294,041	$289,244	$294,751

Same-property metrics
Operating margin		71%	70%	71%	70%	71%
Annualized turnover (7)		40%	48%	45%	38%	42%
Financial occupancy (8)		96.1%	96.4%	96.6%	96.7%	96.0%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2022.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2022.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Fourth Quarter 2023 vs. Fourth Quarter 2022 and Third Quarter 2023
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 '23 % of Actual NOI	Q4 '23	Q4 '22	% Change	Q4 '23	Q4 '22	% Change	Q4 '23	Q4 '22	% Change	Q3 '23	% Change

Southern California
Los Angeles County	9,327	17.2%	$2,703	$2,653	1.9%	95.3%	96.4%	-1.1%	$73,591	$73,856	-0.4%	$74,021	-0.6%
Orange County	5,189	11.1%	2,743	2,619	4.7%	96.3%	96.5%	-0.2%	42,715	41,056	4.0%	41,946	1.8%
San Diego County	4,582	9.5%	2,593	2,434	6.5%	96.2%	96.4%	-0.2%	36,277	33,513	8.2%	35,794	1.3%
Ventura County	2,254	4.5%	2,349	2,223	5.7%	96.7%	96.1%	0.6%	16,408	15,304	7.2%	16,165	1.5%
Total Southern California	21,352	42.3%	2,652	2,552	3.9%	95.9%	96.4%	-0.5%	168,991	163,729	3.2%	167,926	0.6%

Northern California
Santa Clara County	8,653	20.3%	2,974	2,902	2.5%	96.4%	95.8%	0.6%	78,368	75,541	3.7%	78,886	-0.7%
Alameda County	3,959	7.2%	2,592	2,597	-0.2%	95.7%	95.9%	-0.2%	30,995	30,496	1.6%	31,148	-0.5%
San Mateo County	1,962	4.4%	3,039	2,966	2.5%	96.0%	95.0%	1.1%	18,770	17,684	6.1%	18,453	1.7%
Contra Costa County	2,619	5.5%	2,693	2,639	2.0%	96.6%	96.2%	0.4%	21,818	21,096	3.4%	21,464	1.6%
San Francisco	1,178	2.2%	2,839	2,808	1.1%	95.5%	95.2%	0.3%	10,183	10,186	0.0%	9,952	2.3%
Total Northern California	18,371	39.6%	2,850	2,800	1.8%	96.2%	95.8%	0.4%	160,134	155,003	3.3%	159,903	0.1%

Seattle Metro	10,341	18.1%	2,166	2,164	0.1%	96.5%	95.8%	0.7%	71,206	70,284	1.3%	70,631	0.8%

Total Same-Property	50,064	100.0%	$2,624	$2,563	2.4%	96.1%	96.0%	0.1%	$400,331	$389,016	2.9%	$398,460	0.5%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Twelve months ended December 31, 2023 vs. Twelve months ended December 31, 2022
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2023 % of Actual NOI	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change

Southern California
Los Angeles County	9,327	17.6%	$2,688	$2,586	3.9%	96.2%	96.1%	0.1%	$293,708	$289,360	1.5%
Orange County	5,189	10.8%	2,698	2,532	6.6%	96.2%	96.1%	0.1%	166,920	156,870	6.4%
San Diego County	4,582	9.4%	2,535	2,332	8.7%	96.7%	96.4%	0.3%	141,249	129,234	9.3%
Ventura County	2,254	4.4%	2,304	2,144	7.5%	96.9%	96.1%	0.8%	64,185	59,532	7.8%
Total Southern California	21,352	42.2%	2,617	2,472	5.9%	96.3%	96.2%	0.1%	666,062	634,996	4.9%

Northern California
Santa Clara County	8,653	20.4%	2,954	2,830	4.4%	96.7%	96.3%	0.4%	311,162	295,189	5.4%
Alameda County	3,959	7.4%	2,596	2,555	1.6%	96.4%	96.0%	0.4%	123,741	120,812	2.4%
San Mateo County	1,962	4.4%	3,013	2,922	3.1%	96.2%	95.8%	0.4%	72,909	69,950	4.2%
Contra Costa County	2,619	5.4%	2,673	2,589	3.2%	96.8%	96.1%	0.7%	85,648	82,943	3.3%
San Francisco	1,178	2.2%	2,832	2,760	2.6%	95.3%	95.9%	-0.6%	40,276	40,367	-0.2%
Total Northern California	18,371	39.8%	2,835	2,742	3.4%	96.5%	96.1%	0.4%	633,736	609,261	4.0%

Seattle Metro	10,341	18.0%	2,165	2,097	3.2%	96.6%	95.8%	0.8%	282,092	271,248	4.0%

Total Same-Property	50,064	100.0%	$2,604	$2,493	4.5%	96.4%	96.1%	0.3%	$1,581,890	$1,515,505	4.4%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of December 31, 2023 and 2022
(Dollars in thousands)

Based on 50,064 apartment homes

	Q4 '23	Q4 '22	% Change		% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$43,468	$42,749	1.7%		37.3%
Utilities	25,276	23,310	8.4%		21.7%
Personnel costs	21,333	20,094	6.2%		18.3%
Maintenance and repairs	13,357	13,036	2.5%		11.5%
Administrative	6,266	6,742	-7.1%		5.4%
Insurance and other	6,894	5,637	22.3%		5.8%
Total same-property operating expenses	$116,594	$111,568	4.5%		100.0%

	YTD 2023	YTD 2022	% Change		% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$171,295	$169,161	1.3%		37.0%
Utilities	96,246	90,587	6.2%		20.8%
Personnel costs	86,986	84,299	3.2%		18.8%
Maintenance and repairs	56,201	51,096	10.0%	(1)	12.1%
Administrative	26,435	25,968	1.8%		5.7%
Insurance and other	26,121	22,046	18.5%		5.6%
Total same-property operating expenses	$463,284	$443,157	4.5%		100.0%

(1)	The increase in maintenance and repairs expense is primarily due to storm and flood damage clean-up.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - December 31, 2023
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	% Occupied	% Leased as of 12/31/23 (3)	% Leased as of 2/2/24 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	$24	$-	$24	$24
Total Development Pipeline - Consolidated		-	-	24	-	24	24

Development Projects - Joint Venture (4)
LIVIA at Scripps Ranch (5) - San Diego, CA	51%	264	2,000	90	12	102	52	383	77%	79%	85%	Q3 2020	Q3 2023	Q1 2024
Total Development Projects - Joint Venture		264	2,000	90	12	102	52	$383

Grand Total - Development Pipeline		264	2,000	$114	$12	$126	76
Essex Cost Incurred to Date - Pro Rata							(69)
Essex Remaining Commitment							$7

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the fourth quarter of 2023, the Company's cost includes $0.1 million of capitalized interest, $0.7 million of capitalized overhead and $0.2 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - December 31, 2023 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 '23	Trailing 4 Quarters

Same-property portfolio	$16,910	$62,754
Non-same property portfolio	253	1,434
Total revenue generating capital expenditures	$17,163	$64,188

Number of same-property interior renovations	366	2,211
Number of total consolidated interior renovations	379	2,263

Non-Revenue Generating Capital Expenditures (3)	Q4 '23	Trailing 4 Quarters

Non-revenue generating capital expenditures	$42,165	$130,535
Average apartment homes in quarter	51,572	51,573
Capital expenditures per apartment homes in the quarter	$818	$2,531

(1)	The Company incurred $0.1 million of capitalized interest, $4.1 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q4 2023.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - December 31, 2023
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)		Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, V, VI (2)	54%	5,975	$2,152,321	$1,437,874	$144,766	3.5%	2.8		$29,326	$115,222
BEXAEW, BEX II, BEX IV, and 500 Folsom	50%	3,083	1,257,029	545,774	224,119	5.3%	7.8	(5)	16,758	64,612
Other (3)	52%	1,367	560,922	407,775	68,493	4.7%	2.0		7,008	28,125
Total Operating and Other Non-Consolidated Joint Ventures		10,425	$3,970,272	$2,391,423	$437,378	4.1%	3.8		$53,092	$207,959
Development Non-Consolidated Joint Ventures (4)	51%	264	90,434	89,250	14,605	4.4%	36.4	(6)	979	1,531
Total Non-Consolidated Joint Ventures		10,689	$4,060,706	$2,480,673	$451,983	4.1%	5.0		$54,071	$209,490

									Essex Portion of NOI and Expenses

NOI									$28,919	$112,100
Depreciation									(18,259)	(71,745)
Interest expense and other									(13,452)	(52,262)
Equity income from non-core co-investments									263	1,685
Insurance reimbursements, legal settlements, and other, net									63	914
Net loss from operating and other co-investments									$(2,466)	$(9,308)

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments

Income from preferred equity investments									$12,925	$53,284
Income from early redemption of preferred equity investments									-	285
Impairment loss from unconsolidated co-investment									(33,700)	(33,700)
Preferred Equity Investments (7)					$544,262	9.8%	2.1		$(20,775)	$19,869

Total Co-investments					$996,245				$(23,241)	$10,561

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of December 31, 2023, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $61.8 million due to distributions received in excess of the Company's investment.

(3)
As of December 31, 2023, the Company’s investments in Expo and Century Towers were classified as a liability of $3.7 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(4)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(5)	$132.0 million of the debt related to 500 Folsom, one of the Company's co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(6)	LIVIA at Scripps Ranch has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(7)	As of December 31, 2023, the Company has invested in 24 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Assumptions for 2024 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	2023	2024 Full-Year Guidance Range
	Actuals (1)	Low End	High End	Comments about 2024 Full-Year Guidance

Total NOI from Consolidated Communities	$1,172,785	$1,167,000	$1,197,000	Includes a range of same-property NOI growth of -1.10% to 2.30%

Management Fees	11,131	10,600	11,600

Interest Expense
Interest expense, before capitalized interest	(210,592)	(208,700)	(206,300)
Interest capitalized	835	100	500
Net interest expense	(209,757)	(208,600)	(205,800)

Recurring Income and Expenses
Interest and other income	27,416	28,200	29,200
FFO from co-investments	113,122	101,100	104,300	Reflects $100M of preferred equity redemptions and a forecasted reduction in preferred equity income on the remaining book
General and administrative	(56,845)	(56,700)	(58,700)
Corporate-level property management expenses	(45,872)	(46,100)	(47,100)
Non-controlling interest	(12,073)	(13,500)	(12,500)
Total recurring income and expenses	25,748	13,000	15,200

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(595)	-	-
Tax expense on unconsolidated co-investments	(697)	-	-
Realized and unrealized gains on marketable securities, net	10,006	-	-
Provision for credit losses	(70)	-	-
Equity income from non-core co-investments	1,685	-	-
Income from early redemption of preferred equity investments	285	-	-
General and administrative and other, net	(6,629)	(20,000)	(20,000)
Insurance reimbursements, legal settlements, and other, net	9,821	-	-
Total non-core income and expenses	13,806	(20,000)	(20,000)

Funds from Operations (2)	$1,013,713	$962,000	$998,000

Funds from Operations per diluted Share	$15.24	$14.46	$15.00

% Change - Funds from Operations	11.2%	-5.1%	-1.6%

Core Funds from Operations (excludes non-core items)	$999,907	$982,000	$1,018,000

Core Funds from Operations per diluted Share	$15.03	$14.76	$15.30

% Change - Core Funds from Operations	3.6%	-1.8%	1.8%

EPS - Diluted	$6.32	$5.05	$5.59

Weighted average shares outstanding - FFO calculation	66,514	66,550	66,550

(1)	All non-core items are excluded from the 2023 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2024 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2024 Guidance Range (1)

	2023	1st Quarter 2024		Full-Year 2024
	Actuals	Low	High	Low	High

EPS - diluted	$6.32	$1.26	$1.38	$5.05	$5.59
Conversion from GAAP share count	(0.21)	(0.04)	(0.04)	(0.18)	(0.18)
Impairment loss from unconsolidated co-investments	0.51	-	-	-	-
Depreciation and amortization	9.32	2.35	2.35	9.41	9.41
Noncontrolling interest related to Operating Partnership units	0.19	0.04	0.04	0.18	0.18
Gain on sale of real estate and land	(0.89)	-	-	-	-
FFO per share - diluted	$15.24	$3.61	$3.73	$14.46	$15.00
Expensed acquisition and investment related costs	0.01	-	-	-	-
Tax expense on unconsolidated co-investments	0.01	-	-	-	-
Realized and unrealized gains on marketable securities, net	(0.15)	-	-	-	-
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.03)	-	-	-	-
Income from early redemption of preferred equity investments	-	-	-	-	-
General and administrative and other, net	0.10	0.07	0.07	0.30	0.30
Insurance reimbursements, legal settlements, and other, net	(0.15)	-	-	-	-
Core FFO per share - diluted	$15.03	$3.68	$3.80	$14.76	$15.30

(1)
2024 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of December 31, 2023
(Dollars in thousands)

Acquisitions			Essex			Total
		Apartment	Ownership			Contract	Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home	Monthly Rent

Hacienda at Camarillo Oaks	Camarillo, CA	73	100%	EPLP	Apr-23	$23,100	$316	$2,376
	Q2 2023	73				$23,100	$316

	2023 Total	73				$23,100	$316

Dispositions			Essex
		Apartment	Ownership			Total Sale	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

CBC and The Sweeps	Goleta, CA	239	100%	EPLP	Mar-23	$91,675	$384
	Q1 2023	239				$91,675	$384

	2023 Total	239				$91,675	$384

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Delinquencies, Operating Statistics, and Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Same-Property Delinquencies - Fourth Quarter 2023 vs. 2022 and January 2024				Same-Property Cash Delinquencies as % of Scheduled Rent, by Region

	Jan. 2024	4Q23	4Q22		Jan. 2024	4Q 2023

Gross delinquencies as % of scheduled rent, excluding rental assistance	2.2%	1.5%	1.8%	Southern California, excl. Los Angeles	2.2%	1.1%
				Northern California, excl. Alameda	1.0%	0.1%
				Seattle	1.5%	0.8%
Rental assistance funds as % of scheduled rent (1)	0.0%	-0.1%	-0.7%	Los Angeles & Alameda Counties (3)	4.0%	3.5%
				Total Same-Property Portfolio (1)(2)	2.2%	1.4%
Cash delinquencies as % of scheduled rent, including rental assistance (2)	2.2%	1.4%	1.1%

(1)
The Company's same-property portfolio received Emergency Rental Assistance payments of $0.1 million and $0.5 million for January 2024 and the three months ended December 31, 2023, respectively. This compares to $0.3 million and $2.6 million in January 2023 and the three months ended December 31, 2022, respectively.

(2)	Represents same-property portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements.
(3)	Eviction protections for the city and county of Los Angeles ended on April 1, 2023, and Alameda county protections ended on April 29, 2023.

Same-Property Portfolio Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

	Jan. 2024	4Q 2023		4Q 2023	4Q 2022	YTD 2023	YTD 2022
New lease rates (1)	-0.2%	-1.7%	Reported rental revenue (1)	$400.3	$389.0	$1,581.9	$1,515.5
Renewal rates (1)	4.8%	4.9%	Straight-line rent impact to rental revenue	(1.0)	2.1	(2.0)	(5.6)
Blended rates	2.6%	1.7%	GAAP rental revenue	$399.3	$391.1	$1,579.9	$1,509.9

Financial occupancy	96.2%	96.1%	% change - reported rental revenue	2.9%		4.4%

			% change - GAAP rental revenue	2.1%		4.6%

(1) Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives.			(1) Same-property rental revenue reflects concessions on a cash basis.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

2024E Economic and Supply Forecast

U.S. Economic Assumptions:	Essex Markets Economic Forecast:
GDP Growth = +1.3%	Job Growth(1) = +1.3% (TTM YOY)
Job Growth(1) = +1.2% (TTM YOY)	Rent Growth(2) = +1.25% (TTM YOY)
Unemployment Rate = 4.2% (Dec’ 24)

Residential Supply Forecast (3)

	2023A		2024E

	Total MF/SF Supply	Total Supply as a % of Stock	Multifamily Supply	Total MF/SF Supply	Total Supply as a % of Stock
Market

Los Angeles	19,400	0.5%	10,200	16,100	0.4%
Orange County	5,300	0.5%	2,900	4,900	0.4%
San Diego	5,800	0.5%	3,600	5,600	0.4%
Ventura	600	0.2%	500	800	0.3%
Southern California	31,100	0.5%	17,200	27,400	0.4%

San Francisco	2,200	0.3%	1,600	2,000	0.2%
Oakland	5,300	0.5%	2,400	4,100	0.4%
San Jose	3,900	0.5%	2,800	4,400	0.6%
Northern California	11,400	0.4%	6,800	10,500	0.4%

Seattle	9,700	0.7%	8,900	11,700	0.9%

Total/Weighted Avg.	52,200	0.5%	32,900	49,600	0.5%

Data based on Essex Data Analytics forecasts and third-party projections.

(1)	Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected for the full-year 2024E as compared to the full-year 2023A.

(2)	Rent Forecast: Represents the forecasted change in economic rents for full-year 2024E compared to the full-year 2023A and excludes submarkets not targeted by Essex.

(3)
Residential Supply: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Components to 2024E Same-Property Revenue Growth

Components to 2024E Same-Property Revenue Growth
Based on Midpoint of Guidance
Full-Year Market Rent Growth of 1.25%
Key Assumptions:
• Job growth slows as compared to 2023 levels.
• Job growth among high-paying sectors remains muted throughout 2024.
0.7%
0.7%
0.4%
-0.3%
0.2%
1.7%
Earn-In ("Embedded Growth")
Market Rent Growth
Cash Delinquency
Financial Occupancy/ Concessions
Other Income
Same-Property Revenue Growth

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-17.1  ESSEX PROPERTY TRUST, INC.                                Components to 2024E Same-Property Revenue Growth                                                        Our 2024 macro-outlook assumes a soft landing with moderating U.S. GDP and job growth.   With the backdrop of slowing job growth, market rent growth is expected to be 1.25% in our West Coast markets. When hiring reaccelerates, the West Coast is well positioned to benefit given minimal new supply deliveries.  Full-Year Market Rent Growth of 1.25%  Key Assumptions:  Job growth slows as compared to 2023 levels.  Job growth among high-paying sectors remains muted throughout 2024.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended December 31, 2023

Net income available to common stockholders	$65,391
Adjustments:
Net income attributable to noncontrolling interest	4,958
Interest expense, net (1)	54,495
Depreciation and amortization	138,016
Income tax provision	48
Impairment loss from unconsolidated co-investment	33,700
Co-investment EBITDAre adjustments	31,363
EBITDAre	327,971

Realized and unrealized gains on marketable securities, net	(5,712)
Provision for credit losses	19
Equity income from non-core co-investments	(263)
Tax benefit on unconsolidated co-investments	(540)
General and administrative and other, net	4,059
Insurance reimbursements and legal settlements, net	(739)
Expensed acquisition and investment related costs	220
Adjusted EBITDAre	$325,015

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

(Dollars in thousands)	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023

Interest expense	$55,099	$212,905
Adjustments:
Total return swap income	(604)	(3,148)
Interest expense, net	$54,495	$209,757

Immediately Available Liquidity

The Company's immediately available liquidity as of February 2, 2024, consisted of the following:

(Dollars in millions)	February 2, 2024

Unsecured credit facility - committed	$1,235
Balance outstanding	-
Undrawn portion of line of credit	$1,235
Cash, cash equivalents & marketable securities	384
Total liquidity	$1,619

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	December 31, 2023

Total consolidated debt, net	$6,205,735
Total debt from co-investments at pro rata share	1,325,612
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	34,057
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	5,226
Consolidated cash and cash equivalents-unrestricted	(391,749)
Pro rata co-investment cash and cash equivalents-unrestricted	(35,147)
Marketable securities	(92,808)
Net Indebtedness	$7,050,926

Adjusted EBITDAre, annualized (1)	$1,300,060
Other EBITDAre normalization adjustments, net, annualized (2)	(2,332)
Adjusted EBITDAre, normalized and annualized	$1,297,728

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.4

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Twleve Months Ended
(Dollars in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Earnings from operations	$130,341	$228,143	$584,342	$595,229
Adjustments:
Corporate-level property management expenses	11,485	10,172	45,872	40,704
Depreciation and amortization	138,016	135,758	548,438	539,319
Management and other fees from affiliates	(2,803)	(2,826)	(11,131)	(11,139)
General and administrative	19,739	16,036	63,474	56,577
Expensed acquisition and investment related costs	220	1,884	595	2,132
Casualty loss	-	-	433	-
Gain on sale of real estate and land	-	(94,416)	(59,238)	(94,416)
NOI	296,998	294,751	1,172,785	1,128,406
Less: Non-same property NOI	(13,261)	(17,303)	(54,179)	(56,058)
Same-Property NOI	$283,737	$277,448	$1,118,606	$1,072,348

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2023, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2023 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q4 '23 (1)

NOI	$1,187,992
Adjustments:
NOI from real estate assets sold or held for sale	-
Other, net (2)	1,446
Adjusted Total NOI	1,189,438
Less: Encumbered NOI	(92,184)
Unencumbered NOI	$1,097,254

Encumbered NOI	$92,184
Unencumbered NOI	1,097,254
Adjusted Total NOI	$1,189,438

Unencumbered NOI to Adjusted Total NOI	92%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4